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                    DIRECTORS AND OFFICERS OF
                   GENOVESE DRUG STORES, INC.

               REGISTRATION STATEMENT ON FORM S-8

                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Genovese Drug Stores, Inc., a Delaware corporation (the "Company"), hereby (1) constitutes and appoints Leonard Genovese, Donald W. Gross, Jerome Stengel and Gene L. Wexler, collectively and individually, as his agent and attorney-in-fact with full power of substitution and resubstitution to (a) sign and file on his behalf and in his name, place and stead in any and all capacities (i) a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of participation interests issuable under The Genovese Retirement and Savings Plan (the "Plan") and up to 200,000 shares of the Company's Class A Common Stock, par value $1.00 per share, for issuance under the Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

          IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands as of the 8th day of March 1994.


 /S/ Leonard Genovese             /S/ Frances Genovese Wangberg
Leonard Genovese                 Frances Genovese Wangberg


 /S/ Herbert J. Kett              /S/ William J. McKenna
Herbert J. Kett                  William J. McKenna


 /S/ Allan Patrick                /S/ Charles Hayward
Allan Patrick                    Charles Hayward


 /S/ Jerome Stengel               /S/ Abraham Allen
Jerome Stengel                   Abraham Allen


 /S/ Thomas M. Cooney
Thomas M. Cooney